SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 31, 2008

FLEX FUELS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136349	20-5242826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 St. Mary Axe London, United Kingdom	EC3A 8EP
(Address of principal executive offices)	(Zip Code)

+44(0)8445862780
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On July 24, 2008, Thomas Barr, a director of Flex Fuels Energy Inc. ("Flex Fuels" or the "Company") filed a complaint with the District Court Clark County, Nevada (the "Court") naming Brian Barrows, the Company's CEO and Chairman of the Board, and Jim Laird, a director of the Company, as defendants, seeking declaratory relief in the form of a temporary restraining order (the "TRO") enjoining the Company from holding a meeting of the Board of Directors of the Company (the "Board") on July 29, 2008, preventing Jim Laird from participating in any future Board meetings or acting in the capacity as a director of the Company, and preventing the Company from disciplining Mr Barr for his unauthorized filing on behalf of the Company with the SEC on July 15, 2008 on Form 8-K.  Notice of granting of the TRO was delivered by the Court on July 28, 2008, (a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference).

A non-evidentiary preliminary injunction hearing has been scheduled for August 11, 2008 at which the Court will determine whether or not to extend the TRO or grant a permanent restraining order in favor of Mr Barr.  The Company intends to vigorously support Mr Barrows and Mr Laird in connection with this action.

Item 9.01. Financial Statements and Exhibits

Exhibits filed as part of this Report are as follows:

Exhibit 99.1	Copy of the Notice of Granting of Temporary Restraining Order by the District Court Clark County, Nevada, dated July 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2008	By:	/s/ Brian Barrows
Name: Brian Barrows
Chief Executive Officer and Director